Exhibit 99.2

Dear Valued Customer:

I am pleased to tell you about an investment opportunity and just as importantly, to request your vote. Pursuant to a Plan of Conversion and Reorganization (the “Plan”), our organization will convert from the mutual holding company to the stock holding company form of organization. To accomplish the conversion, Malvern Bancorp, Inc., newly-formed to become the parent company of Malvern Federal Savings Bank, is conducting an offering of shares of its common stock. Enclosed you will find a Prospectus, a Proxy Statement and a Questions and Answers Brochure with important information about the Plan, the proxy vote and the stock offering.

THE PROXY VOTE:
Your vote is extremely important for us to meet our goals. The Plan is subject to approval by Malvern Federal Savings Bank’s customers (who are also the members of Malvern Federal Mutual Holding Company). NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN. Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at Malvern Federal Savings Bank. Please vote all the Proxy Cards you receive—none are duplicates! To cast your vote, please sign each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by telephone or Internet, by following the simple instructions on the Proxy Card. Our Board of Directors urges you to vote “FOR” the Plan.

Please note:

•	The proceeds resulting from the sale of stock will support our business strategy;
•
The conversion will not result in changes to account numbers, interest rates or other terms of your deposit and loan accounts at Malvern Federal Savings Bank. Deposit accounts will not be converted to stock. Deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits;

•	You will continue to enjoy the same services with the same banking offices, management and staff; and
•	Voting does not obligate you to purchase shares of common stock during our offering.

THE STOCK OFFERING:
As an eligible Malvern Federal Savings Bank customer, you have non-transferable rights, but no obligation, to buy shares of Malvern Bancorp, Inc. common stock in the offering, before shares are available for sale to the general public. The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of Malvern Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) by 2:00 p.m., Eastern Time, on _____________, 2012. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

I invite you to consider this opportunity to share in our future and, together with our Board of Directors, I thank you for your continued support as a Malvern Federal Savings Bank customer.

Sincerely,

/s/ Ronald Anderson
Ronald Anderson
President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877) ___-____, from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except weekends and bank holidays.
VS

Dear Friend:

I am pleased to tell you about an investment opportunity. Malvern Bancorp, Inc., a newly-formed corporation that will serve as the parent company of Malvern Federal Savings Bank, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers during the offering.

Our records indicate that you were a depositor of Malvern Federal Savings Bank at the close of business on December 31, 2010 or ___________ __, 2012 whose account(s) was/were closed thereafter. As such, you have non-transferable rights, but no obligation, to subscribe for shares of common stock during our Subscription Offering, before any shares are available for sale to the public.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of Malvern Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) by 2:00 p.m., Eastern Time, on ___________, 2012. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a Malvern Bancorp, Inc. shareholder.

Sincerely,
/s/ Ronald Anderson
Ronald Anderson
President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877) ___-____, from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except weekends and bank holidays.
F

Dear Friend:

I am pleased to tell you about an investment opportunity. Malvern Bancorp, Inc., a newly-formed corporation that will serve as the parent company of Malvern Federal Savings Bank, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers during the offering.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of Malvern Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) by 2:00 p.m., Eastern Time, on _____________, 2012. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a Malvern Bancorp, Inc. shareholder.

Sincerely,
/s/ Ronald Anderson
Ronald Anderson
President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877) ___-_____, from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except weekends and bank holidays.

C

Stifel Nicolaus

Dear Sir/Madam:

At the request of Malvern Bancorp, Inc., we are enclosing materials regarding the offering of shares of Malvern Bancorp, Inc. common stock. Included in this package is a Prospectus describing the stock offering. We encourage you to read the enclosed information carefully, including the “Risk Factors” section of the Prospectus.

Stifel, Nicolaus & Company, Incorporated has been retained by Malvern Bancorp, Inc. as selling agent in connection with the stock offering.

Sincerely,

Stifel Nicolaus

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

BD

IMPORTANT NOTICE

THIS PACKAGE INCLUDES
PROXY CARD(S)
REQUIRING YOUR VOTE.

IF MORE THAN ONE PROXY
CARD IS ENCLOSED,
PLEASE PROMPTLY VOTE
EACH CARD.
NONE ARE DUPLICATES!

THANK YOU.
PG0

You’re Invited!

You are cordially invited to an Informational Meeting to learn more about the offering of Malvern Bancorp, Inc. common
stock and the business of Malvern Federal Savings Bank.

Senior executives of Malvern Federal Savings Bank will present information and answer your questions.

DATE
TIME
PLACE
ADDRESS

FOR RESERVATIONS, PLEASE CALL:

Malvern Bancorp, Inc.
Stock Information Center
toll-free at 1-(877) ___ - ___,
From 10:00 a.m. to 4:00 p.m., Eastern Time,
Monday through Friday, except bank holidays.

This invitation is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

PLEASE VOTE
THE ENCLOSED PROXY CARD!

If you have not yet voted the Proxy Card(s) we recently mailed to you in a large white package,
please vote the enclosed replacement Proxy Card.
Vote by mail using the enclosed envelope,
or follow the telephone or Internet voting instructions on the Proxy Card.
You may receive a courtesy telephone call.
Please feel free to ask questions of our agent.

PLEASE JOIN YOUR BOARD OF DIRECTORS IN VOTING “FOR”
THE PLAN OF CONVERSION AND REORGANIZATION (“PLAN”).

NOT VOTING HAS THE SAME EFFECT AS VOTING
“AGAINST” THE PLAN.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE
COMMON STOCK DURING THE OFFERING.

THE PLAN CHANGES OUR FORM OF CORPORATE
ORGANIZATION, BUT WILL NOT RESULT IN CHANGES TO
BANK STAFF, MANAGEMENT OR YOUR DEPOSIT ACCOUNTS
OR LOANS. YOUR DEPOSIT ACCOUNTS WILL NOT BE
CONVERTED TO COMMON STOCK.

If you receive more than one of these reminder mailings,
please vote each Proxy Card received. None are duplicates!

QUESTIONS?
Please call our Information Center, toll-free, at 1-(877) ___-____,
Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time, except bank holidays.

PG1

HAVE YOU VOTED YET?

PLEASE VOTE THE ENCLOSED PROXY CARD!

Our records indicate that you have not voted the
Proxy Card(s) we mailed to you.
You may receive a courtesy telephone call.
Please feel free to ask questions of our agent.

IF YOU ARE UNSURE WHETHER YOU VOTED,
PLEASE VOTE THE ENCLOSED REPLACEMENT
PROXY CARD. YOUR VOTE WILL NOT BE
COUNTED TWICE.

NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST”
THE PLAN OF CONVERSION AND REORGANIZATION (“PLAN”).

Your Board of Directors urges you to vote “FOR” the Plan.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE
SHARES OF COMMON STOCK DURING THE OFFERING,
NOR DOES IT AFFECT YOUR MALVERN FEDERAL SAVINGS
BANK DEPOSIT ACCOUNTS OR LOANS.

If you receive more than one of these reminder mailings, please vote each Proxy Card received. None are duplicates!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(877) ___ -___,
Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time, except bank holidays.

PG2

YOUR VOTE IS IMPORTANT!

NOT VOTING HAS THE SAME EFFECT AS VOTING
“AGAINST” THE PLAN OF CONVERSION
AND REORGANIZATION (“PLAN”).

In order to implement the Plan,
we must obtain the approval of our customers.

Please disregard this notice if you have already voted.
If you are unsure whether you voted,
vote the enclosed replacement Proxy Card.
 Your vote will not be counted twice!

If you receive more than one of these reminder mailings,
please vote each Proxy Card received. None are duplicates!

Please note: Implementing the Plan will not affect
your deposit accounts or loans from Malvern Federal Savings Bank. Your deposit accounts will not be converted to common stock. Voting does not require you to purchase common stock during the offering.

THANK YOU VERY MUCH!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(877) ___-____,
Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time, except bank holidays.

PG3

PROXY CARD

	FOR	AGAINST
1.
Approval of a Plan of Conversion and Reorganization and the transactions contemplated thereby pursuant to which, in a series of substantially simultaneous and interdependent transactions: (i) Malvern Federal Mutual Holding Company will convert from mutual to stock form and will merge with and into Malvern Federal Bancorp, Inc., the current federally chartered “mid-tier” holding company for Malvern Federal Savings Bank; (ii) Malvern Federal Bancorp, Inc. will merge with and into a newly formed Pennsylvania corporation, named Malvern Bancorp, Inc. (“Malvern Bancorp - New”); (iii) Malvern Bancorp - New will offer shares of its common stock to Malvern Federal Mutual Holding Company members and certain others in a subscription offering, and if necessary, to the public in a community offering and/or syndicated community offering; and (iv) the outstanding shares of common stock of Malvern Federal Bancorp, Inc. (other than those held by Malvern Federal Mutual Holding Company which will be canceled) will be converted into shares of common stock of Malvern Bancorp - New pursuant to an exchange ratio.

	☐	☐
2.
To vote, in their discretion, upon such other business as may properly come before the special meeting or any adjournment thereof. Except with respect to procedural matters incident to the conduct of the meeting, management is not aware of any other such business.

The Board of Directors recommends a vote “FOR” the listed proposal.
The undersigned acknowledges receipt of a Notice of Special Meeting and attached Proxy Statement dated ____________, 2012, prior to the execution of this Proxy Card.
If you receive more than one Proxy Card, please vote all of them. None are duplicates.

x
Signature(s)

Date:	, 2012

Please sign exactly as your name appears on this Proxy Card. Only one signature is required in the case of a joint deposit. When signing as attorney, executor, administrator, trustee, power of attorney or guardian, please include your full title. Corporations or partnership proxies should be signed by an authorized officer.

▲ FOLD AND DETACH THE ABOVE PROXY CARD HERE ▲

Your Vote Is Important

Not voting is equivalent to voting “against” the Plan of Conversion and Reorganization.
Please vote all Proxy Cards received.

Internet and telephone voting are quick and simple ways to vote, available through
11:59 P.M., Eastern Time, on ______________, 2012.

Your Internet or telephone vote authorizes the named proxies to cast your votes in the same manner as if you marked, signed and returned your Proxy Card by mail.

Internet	OR	Telephone	OR	Mail
www.myproxyvotecounts.com
Use the Internet to vote your proxy.
Have the Proxy Card in hand
when you access the website. You
will need to enter the 14 digit Control
Number in the shaded box above.
(Each Proxy Card has a unique
Control Number.)

1-(800) ___-____
Use any touch-tone telephone to
vote your proxy. Have your Proxy
Card in hand when you call. You
will need the 14 digit Control
Number in the shaded box above.
(Each Proxy Card has a unique
Control Number.)
Mark, sign and date your Proxy Card and return it in the enclosed Proxy Reply Envelope.

If you vote by Internet or by telephone, you do NOT need to return your Proxy Card by mail.

A detachable Stock Order Form is on the facing page.

REVOCABLE PROXY

MALVERN FEDERAL MUTUAL HOLDING COMPANY
SPECIAL MEETING OF MEMBERS
_________________, 2012

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MALVERN FEDERAL MUTUAL HOLDING COMPANY FOR USE ONLY AT A SPECIAL MEETING OF MEMBERS TO BE HELD ON ________________ __. 2012 AND ANY ADJOURNMENT THEREOF.

     The undersigned, being a member of Malvern Federal Mutual Holding Company (members are the depositors and certain borrowers of Malvern Federal Savings Bank), hereby authorizes the Board of Directors of Malvern Federal Mutual Holding Company, or any of their successors, as proxies, with full powers of substitution, to represent the underisgned at the special meeting to be held at the ________________________, located at _____________________, _________________________, Pennsylvania on ______day, ___________ __, 2012, at __:__ p.m., Eastern Time, and at any adjournment of said special meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as described on the reverse side of this card.

     VOTES WILL BE CAST IN ACCORDANCE WITH THIS PROXY. ANY MEMBER GIVING A PROXY MAY REVOKE IT AT ANY TIME BEFORE THE SPECIAL MEETING BY DELIVERING TO THE SECRETARY OF MALVERN FEDERAL MUTUAL HOLDING COMPANY OR MALVERN FEDERAL SAVINGS BANK EITHER A WRITTEN REVOCATION OF THE PROXY, OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY VOTING IN PERSON AT THE SPECIAL MEETING.

     PLEASE PROMPTLY VOTE, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED PROXY REPLY ENVELOPE OR FOLLOW THE INTERNET OR TELEPHONE INSTRUCTIONS ON THE REVERSE SIDE.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL. NOT VOTING IS THE EQUIVALENT OF VOTING “AGAINST” THE PROPOSAL. PLEASE VOTE ALL CARDS THAT YOU RECEIVE. NONE ARE DUPLICATES.

     VOTING DOES NOT REQUIRE YOU TO PURCHASE SHARES OF MALVERN BANCORP, INC. COMMON STOCK DURING THE OFFERING. DEPOSIT ACCOUNTS WILL NOT BE CONVERTED TO COMMON STOCK.

(Continued and to be marked, dated and signed on the reverse side)

▲ FOLD AND DETACH THE ABOVE PROXY CARD HERE ▲

A detachable Stock Order Form is on the facing page.

Questions and Answers About Our Conversion and Stock Offering

This pamphlet answers questions about the Malvern Federal Mutual Holding Company conversion and the Malvern Bancorp, Inc. stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the section entitled “Risk Factors”.

GENERAL — THE CONVERSION

Our Board of Directors has determined that the conversion is in the best interests of Malvern Federal Savings Bank, our customers, our shareholders and the communities we serve.

Q.   What is the conversion and reorganization?

A.   Under our Plan of Conversion and Reorganization (the “Plan”), our organization is converting from the mutual holding company structure to the stock holding company form of organization. Currently, Malvern Federal Mutual Holding Company owns 55.5% of the common stock of Malvern Federal Bancorp, Inc. (“Malvern”). The remaining 44.5% is owned by public shareholders. As a result of the conversion, our newly-formed company, named Malvern Bancorp, Inc. (“Malvern Bancorp-New”) will become the parent company of Malvern Federal Savings Bank. Shares of common stock of Malvern Bancorp-New representing the 55.5% ownership interest of Malvern Federal Mutual Holding Company in Malvern are currently being offered for sale.

At the completion of the conversion, public shareholders of Malvern will exchange their shares of common stock for the newly issued shares of common stock of Malvern Bancorp-New, maintaining their approximate percentage ownership in our organization prior to the conversion.

After the conversion is completed, 100% of the common stock of Malvern Bancorp-New will be owned by public shareholders. Upon completion of the conversion and offering, Malvern Federal Mutual Holding Company’s shares will be cancelled, and Malvern Federal Mutual Holding Company and Malvern will no longer exist.

Q.   What are the reasons for the conversion and offering?

A.   Some primary reasons for selling stock in the offering and converting to the fully public stock form of ownership are to: increase our capital level; better position us to continue to meet current and future regulatory capital requirements; transition us from the mutual holding company structure to a more familiar and flexible corporate structure; and improve the trading liquidity of our organization’s common stock.

Q.   Is Malvern Federal Savings Bank considered “well-capitalized” for regulatory purposes?

A.   Yes. At ___________, 2012, Malvern Federal Savings Bank exceeded all applicable regulatory capital requirements.

Q.   Will customers notice any change in Malvern Federal Savings Bank’s day-to-day activities as a result of the conversion and the offering?

A.   No. It will be business as usual. The conversion is a change in our corporate structure. There will be no change to our Board of Directors, management, staff or banking offices. Malvern Federal Savings Bank will continue to operate as an independent bank.

Q.   Will the conversion and offering affect customers’ deposit accounts or loans?

A.   No. The conversion and offering will not affect the balance or terms of deposits or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation, up to the maximum legal limits. Deposit accounts will not be converted to stock.

THE PROXY VOTE

Although we have received conditional regulatory approval, the Plan is also subject to shareholder and customer approval.

Q.   Why should I vote on the Plan of Conversion and Reorganization?

A.   Your vote “For” the Plan is extremely important to us. Each Malvern Federal Savings Bank eligible customer as of ________ __, 2012 (who are also the members of Malvern Federal Mutual Holding Company) received a Proxy Card attached to a Stock Order Form. These customers’ packages also included a Proxy Statement describing the Plan, which cannot be implemented without shareholder and customer approval.

Our Board of Directors believes that converting to a fully public ownership structure will best support our organization’s future prospects.

Voting does not require you to purchase common stock during the offering.

Q.   What happens if I don’t vote?

A.   Your vote is very important. Not voting all the Proxy Cards you receive will have the same effect as voting “Against” the Plan. Without sufficient favorable votes, we cannot proceed with the conversion and the related stock offering.

Q.   How do I vote?

A.   Mark your vote, sign each enclosed Proxy Card and promptly return the card(s) in the enclosed Proxy Reply Envelope. Alternatively, you may vote by Internet or telephone, by following the simple instructions on the Proxy Card. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN.

Q.   How many votes are available to me?

A.   Depositors are entitled to one vote for each $100 on deposit. Additionally, each eligible borrower will be entitled to one vote, in addition to votes he or she is entitled to as a depositor. However, no customer may cast more than 1,000 votes. Proxy Cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer.

Q.   Why did I receive more than one Proxy Card?

A.   If you had more than one deposit and/or loan account on __________ __, 2012, you may have received more than one Proxy Card, depending on the ownership structure of your accounts. There are no duplicate cards — please promptly vote all the Proxy Cards sent to you. Telephone and Internet voting is available 24 hours a day.

1

Q.   More than one name appears on my Proxy Card. Who must sign?

A.   The names reflect the title of your deposit and/or loan account. Proxy Cards for joint accounts require the signature of only one of the accountholders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary.

THE STOCK OFFERING AND PURCHASING SHARES

Q.   How many shares are being offered and at what price?

A.   Malvern Bancorp-New is offering for sale between 2,337,500 and 3,162,500 shares of common stock (subject to increase to 3,636,875 shares) at $10.00 per share. No sales commission will be charged to purchasers.

Q.   Who is eligible to purchase stock during the stock offering?

A.   Pursuant to our Plan, non-transferable rights to subscribe for shares of Malvern Bancorp-New common stock in the Subscription Offering have been granted in the following descending order of priority:

Priority #1—Depositors with accounts at Malvern Federal Savings Bank with aggregate balances of at least $50 at the close of business on December 31, 2010;

Priority #2—Depositors of Malvern Federal Savings Bank with aggregate balances of at least $50 at the close of business on ________________ __, 2012; and

Priority #3—Depositors of Malvern Federal Savings Bank at the close of business on _____________ __, 2012 and borrowers of Malvern Federal Savings Bank as of December 31, 1990 whose loan(s) continued to be outstanding as of ___________ __, 2012.

Shares of common stock not purchased in the Subscription Offering may be offered for sale in a Community Offering, with a first preference given to natural persons (and  trusts of natural persons) who reside in Chester County or Delaware County, Pennsylvania. A second preference will be granted to Malvern’s public shareholders as of _______________ __, 2012. Remaining shares may be offered to members of the public.

Shares not sold in the Subscription and Community Offerings may be offered for sale through a Syndicated Community Offering to the general public.

Q.   I am eligible to subscribe for shares of common stock in the Subscription Offering but am not interested in investing. May I allow someone else to use my Stock Order Form to take advantage of my priority as an eligible accountholder?

A.   No … Subscription rights are non-transferable! Only persons eligible to subscribe in the Subscription Offering, as listed above, may purchase shares in the Subscription Offering. To preserve subscription rights, the shares may only be registered in the name(s) of the eligible accountholder(s). On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on an understanding that the shares will be subsequently transferred to others.

Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible accountholders’ subscription rights in the offering.

Q.   How may I buy shares during the Subscription and Community Offerings?

A.   Shares can be purchased by completing a Stock Order Form and returning it, with full payment, so that it is physically received (not postmarked) by the offering deadline. Delivery of a Stock Order Form may be made in one of three ways. (1) by mail to our Stock Information Center, using the Stock Order Reply Envelope provided, (2) by overnight delivery to the Stock Information Center address indicated on the Stock Order Form, or (3) by hand-delivery to Malvern Federal Savings Bank’s headquarters, which is located at 42 East Lancaster Avenue, Paoli, Pennsylvania. Hand-delivered Stock Order Forms will only be accepted at this location. Stock Order Forms may NOT be delivered to any of our other offices. Please do not mail Stock Order Forms to Malvern Federal Savings Bank.

Q.   What is the deadline for purchasing shares?

A.   To purchase shares in the Subscription or Community Offerings, you must deliver a properly completed and signed Stock Order Form, with full payment, so that it is received (not postmarked) by 2:00 p.m., Eastern Time, on ____________ __, 2012. Acceptable methods for delivery of Stock Order Forms are described above.

Q.   How may I pay for the shares?

A.   Payment for shares can be remitted in three ways:

(1)   By cash, only if delivered in person to Malvern Federal Savings Bank’s headquarters.

(2)   By personal check, bank check or money order, payable to Malvern Bancorp, Inc. These will be cashed upon receipt. We will not accept wires or third party checks. Malvern Federal Savings Bank line of credit checks may not be remitted for this purchase.

(3)   By authorized deposit account withdrawal of funds from your Malvern Federal Savings Bank deposit account(s). The Stock Order Form section titled “Method of Payment – Deposit Account Withdrawal” allows you to list the account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the Stock Order Form is received. You may not authorize direct withdrawal from accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Also, IRA or other retirement accounts held at Malvern Federal Savings Bank may not be listed for direct withdrawal. See information on retirement accounts below.

2

Q.   Will I earn interest on my funds?

A.   If you pay by personal check, bank check or money order, you will earn interest at Malvern Federal Savings Bank’s passbook savings rate from the day we process your payment until the completion of the conversion and offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a direct withdrawal from your Malvern Federal Savings Bank deposit account(s), your funds will continue earning interest within the account at the contractual rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion of the conversion and offering.

Q.   Are there limits to how many shares I can order?

A.   Yes. The minimum order is 25 shares ($250). The maximum number of shares that may be purchased by a person or entity is 50,000 ($500,000). Also, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 70,000 ($700,000), in all categories of the stock offering combined. More detail on purchase limits, including the definition of “associate” and “acting in concert”, can be found in the section of the Prospectus entitled “The Conversion and Offering – Limitations on Common Stock Purchases.”

Q.   May I use my Malvern Federal Savings Bank individual retirement account (“IRA”) to purchase the shares?

A.   You may use funds currently held in retirement accounts with Malvern Federal Savings Bank. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at Malvern Federal Savings Bank or elsewhere, please call our Stock Information Center as soon as possible for guidance, but preferably at least two weeks before the ______________ __, 2012 offering deadline. Your ability to use such funds for this purchase may depend on time constraints because this type of purchase requires additional processing time and may be subject to limitations and fees imposed by the institution where the funds are held.

Q.   May I use a loan from Malvern Federal Savings Bank to pay for shares?

A.   No. Malvern Federal Savings Bank, by regulation, may not extend a loan for the purchase of Malvern Bancorp-New common stock during the offering. Similarly, you may not use existing Malvern Federal Savings Bank line of credit checks to purchase stock during the offering.

Q.   May I change my mind after I place an order to subscribe for stock?

A.   No. After receipt, your executed Stock Order Form may not be modified, amended or rescinded without our consent, unless the offering is not completed by _______________ __, 2012.

Q.   Will the stock be insured?

A.   No. Like any common stock, Malvern Bancorp-New’s stock will not be insured.

Q.   Will dividends be paid on the stock?

A.   As described in the section of the Prospectus entitled “Our Dividend Policy,” we have no current plans to pay dividends on the common stock of Malvern Bancorp-New upon completion of the conversion and offering. In addition to receiving any required prior approval of the Board of Governors of the Federal Reserve System, our ability to pay dividends will depend on a number of factors, including regulatory capital requirements, Federal statutes and regulatory limitations and our results of operations and financial condition.  We cannot assure you that we will pay dividends or that, if we commence paying dividends, that we will not reduce or eliminate them in the future.

Q.   How will Malvern Bancorp-New’s shares trade?

A.   Malvern’s publicly held shares of common stock are currently traded on the Nasdaq Global Market under the trading symbol “MLVF”. Upon completion of the conversion and offering, the newly issued shares of Malvern Bancorp-New common stock will replace the existing shares. For 20 trading days after the completion of the conversion and offering, the shares will trade on the Nasdaq Global Market under the trading symbol “MLVFD”. Thereafter, the trading symbol will be “MLVF.” Once the shares have begun trading, you may contact a brokerage or other firm offering investment services in order to buy or sell shares.

Q.   If I purchase shares in the offering, when will I receive my stock certificate?

A.   Our transfer agent will send stock certificates by first class mail promptly after completion of the conversion. Although the shares of Malvern Bancorp-New common stock will have begun trading, brokerage firms may require that you have received your stock certificate(s) prior to selling your shares. Your ability to sell the shares of common stock prior to your receipt of the stock certificate will depend on arrangements you may make with a brokerage firm.

THE SHARE EXCHANGE

Q.   What is the share exchange?

A.   The outstanding shares of Malvern common stock held by public shareholders at the completion date of the conversion will be exchanged for shares of Malvern Bancorp-New common stock. The number of shares of Malvern Bancorp-New stock to be received by shareholders will depend on the number of shares sold in the offering.

WHERE TO GET MORE INFORMATION

Q.   Where can I call to get more information?

A.   For more information, refer to the enclosed Prospectus or call our Stock Information Center, toll-free, at 1-(877) ___-____, from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday. The Stock Information Center will be closed weekends and bank holidays.

This brochure is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

3

MARKETING MATERIALS

prepared for:

MALVERN BANCORP, INC.

SECOND STEP TRANSACTION

May 24, 2012

Malvern Bancorp, Inc.
Second Step Transaction
Marketing Materials

TABLE OF CONTENTS

*	These documents (non-typeset) are included behind this Index. All other listed documents (typeset) are included in the accompanying email enclosure.

LETTERS
Letter to Members (Eligible to Vote and Buy) (Coded VS)
Letter to Closed Accountholders (Eligible to Buy, Not Vote) (Coded F)
Letter to Potential Investors (Community, Shareholder Prospects) (Coded C)
Stifel Nicolaus “Broker Dealer” Letter (Coded BD)
Member Proxy Card Notice (Coded PGO)
Community Meeting Invitation
Subscription and Community Offering Stock Order Acknowledgment Letter*
Stock Certificate Mailing Letter*
Member Reminder Proxygram - #1 (Coded PG1)
Member Reminder Proxygram - #2 (Coded PG2)
Member Reminder Proxygram - #3 (Coded PG3)
Final Reminder Proxygram (if needed)*

ADVERTISEMENTS/SIGNS*
Branch Lobby Poster – Vote
Branch Lobby Poster – Buy (Optional)
Final Branch Lobby Poster (if needed)
Bank Statement Vote Reminder Notice (Optional)
Bank Website Vote Reminder Notice (Optional)
Bank Website Voting Link (Optional)
Recorded Message to High Vote Customers
Community Meeting Newspaper Advertisement (Optional)
Local Newspaper Tombstone Advertisement (Optional)

FORMS
Stock Order Form
Member Proxy Card

OTHER
Q&A Brochure

NOTE: The above are offering – related documents.  Upon closing the transaction, minority shareholders holding stock certificates will be mailed share exchange documents.  The documents will be drafted at a later date. (Street name beneficial owners will have automatic share exchange within their accounts.)
NOTE:  Shareholders may buy in the Community Offering.  Their proxy/prospectus will inform them that they may contact the Stock Information Center if they would like a prospectus and order form.

SUBSCRIPTION AND COMMUNITY OFFERING STOCK ORDER ACKNOWLEDGEMENT LETTER
[Malvern Bancorp, Inc. Letterhead]

Date

[imprinted with name & address of subscriber]

STOCK ORDER ACKNOWLEDGEMENT

This letter confirms receipt of your order to purchase shares of Malvern Bancorp, Inc. common stock.  Please review the following information carefully to verify that we have accurately recorded your order information.  If any information does not agree with your records, please call our Stock Information Center, toll-free, at 1-(877) ___-____, Monday through Friday, from 10:00 a.m. to 4:00 p.m., Eastern Time.  Please refer to the batch and order number listed below when contacting our Stock Information Center.

Stock Registration: Name1 Name2 Name3 Street1 Street2 City, State Zip	Other Order Information: Batch #: _____ Order #: _____ Number of Shares Requested: _________ Offering Category: _____ (subject to verification; see descriptions below) Ownership Type: _____

This letter acknowledges only that your order and payment have been received.  It does not guarantee that your order will be filled, either completely or partially.  Purchase limitations and share allocation procedures in the event of an oversubscription are described in the Prospectus dated __________, 2012, in the section entitled “The Conversion and Offering” under the headings “The Offering” and “Limitations on Common Stock Purchases.”

The offering period ends at 2:00 p.m., Eastern Time, on ________, 2012.  We are then required to receive final regulatory approval before stock certificates can be mailed and the newly issued shares can begin trading.   This may not occur for several weeks after ________, 2012.  Your patience is appreciated.

Thank you for your order,

MALVERN BANCORP, INC.

Offering Category Descriptions:

Subscription Offering

1.	Depositors with accounts at Malvern Federal Savings Bank with aggregate balances of at least $50 at the close of business on December 31, 2010;
2.	Depositors with accounts at Malvern Federal Savings Bank with aggregate balances of at least $50 at the close of business on ________, 2012;
3.	Depositors of Malvern Federal Savings Bank as of _______, 2012 and borrowers of Malvern Federal Savings Bank as of December 31, 1990 whose loan(s) continued to be outstanding as of ________, 2012.

Community Offering

4.	Persons residing in Chester and Delaware Counties, Pennsylvania;
5.	Malvern Federal Bancorp public shareholders as of ______________, 2012;
6.	General public.

STOCK CERTIFICATE MAILING LETTER
[Malvern Bancorp, Inc. Letterhead]

Dear Shareholder:

I would like to welcome you as a shareholder of Malvern Bancorp, Inc.  A total of ___________ shares were purchased during the stock offering, at $10.00 per share.  Thank you for your investment and your confidence in our organization.

Your stock certificate is enclosed.  We recommend that you keep it in a safe place, such as in a safety deposit box or deposited with a brokerage firm.  Replacing a lost or destroyed stock certificate can be a costly and lengthy process.

Carefully review the certificate to make sure the registration name and address are correct.  If you find an error or have questions about your certificate, please contact our Transfer Agent:

on the web:
www.rtco.com
by mail:
Registrar and Transfer Company
10 Commerce Drive
Cranford, New Jersey 07016
by phone:
(800) 368-5948
by email:
info@rtco.com

If the enclosed stock certificate must be forwarded to the Transfer Agent, we recommend that you deliver it using insured, registered mail.  If you change your address, please notify the Transfer Agent immediately, so that you will continue to receive all shareholder communications.

If you submitted a check or money order in full or partial payment for your stock order, you have received, or soon will receive, a check.  It reflects interest at the Malvern Federal Savings Bank passbook savings rate of ___%, calculated from the date your funds were processed through ____, 2012.

If your stock order was paid in full or in part by authorizing a withdrawal from a Malvern Federal Savings Bank deposit account, the withdrawal was made on _____, 2012.  Until then, interest was earned at the applicable contract rate, and the interest remains in your account.

The shares of Malvern Bancorp, Inc. are listed for trading on the Nasdaq Global Market.  For a period of 20 trading days following the completion of the offering, the shares will trade under the symbol “MLVFD.”  Thereafter, the shares will trade under the symbol “MLVF.”  Should you wish to buy or sell Malvern Bancorp, Inc. shares in the future, please contact a brokerage firm.

Thank you for sharing in our company’s future.

Sincerely,

Ronald Anderson
President and Chief Executive Officer

FINAL REMINDER PROXYGRAM
[Malvern Federal Savings Bank Letterhead]
[Depending on vote status and number of days until the special meeting, this can be mailed.  It can be personalized, as shown - or a short, non-personalized version can print on a postcard.  Both alternatives allow quick mailing and quick receipt of the vote, because Proxy Cards and return envelopes are NOT enclosed with this proxygram.]

Dear Customer,

WE REQUEST YOUR VOTE.

Not voting the Proxy Card(s) we mailed to you has the same effect as voting “Against” the Plan of Conversion and Reorganization.

IF YOU HAVE NOT VOTED OR ARE UNSURE WHETHER YOU VOTED:
Please take a few minutes to call our independent proxy solicitor firm, Phoenix Advisory Partners. A representative will record your vote by phone.  This is the quickest way to cast your vote.  You do not need your Proxy Card to vote.

If you are unsure whether you voted, don’t worry.  Your vote will not be counted twice.

VOTING HOTLINE:
(      ) ____ - ____
DAYS/HOURS:
Monday  -  _____
____ a.m. to ___ p.m., Eastern Time

I appreciate your participation.

Sincerely,

Ronald Anderson
President and Chief Executive Officer

BRANCH LOBBY POSTER – VOTE
[This notice should be printed by Malvern Federal Savings Bank, and should be placed in branches after the stock offering commences, in one or more ways:  on an easel, on the front doors, on counters, at customer service/branch manager’s desk.]

HAVE YOU VOTED YET?

We would like to remind customers to vote on our
Plan of Conversion and Reorganization.

✓	The Plan of Conversion will not result in changes to our staff or your account relationships with Malvern Federal Savings Bank.

✓	Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

✓	Voting does not obligate you to purchase shares of common stock during our stock offering.

Your Board of Directors recommends that you join them in voting
“FOR” the Plan of Conversion and Reorganization.

If you have questions about voting, call our Information Center, toll-free, at 1-(877) ___-____, from 10:00 a.m. to 4:00 p.m., Monday through Friday.
Our Information Center is closed on weekends and bank holidays.

MALVERN FEDERAL SAVINGS BANK [LOGO]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock.  The offer is made only by the Prospectus.  Common stock shares are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

BRANCH LOBBY POSTER – BUY (Optional)

OUR STOCK OFFERING EXPIRES _________ __, 2012

We are conducting an offering of shares of our common stock.

UP TO 3,162,500 SHARES
COMMON STOCK

$10.00 Per Share

THIS OFFERING EXPIRES AT 2:00 P.M., ON _______ __, 2012

If you have questions about the stock offering,
call our Stock Information Center, toll-free, at 1-(877) ___-____, from 10:00 a.m. to 4:00 p.m., Monday through Friday.
Our Stock Information Center is closed on weekends and bank holidays.

MALVERN BANCORP, INC. [LOGO]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock.  The offer is made only by the Prospectus.  These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

FINAL BRANCH LOBBY POSTER (if needed)
[To encourage “late” voting through the proxy solicitor.  Tear-off phone number slips can accompany this poster.  Generally, this poster is used after a Final Reminder Proxygram is mailed.]

PLEASE VOTE NOW!!!

NOT VOTING HAS THE SAME EFFECT AS VOTING
“AGAINST” THE PLAN OF CONVERSION AND
REORGANIZATION.

TO VOTE BY PHONE:
Take a minute to call our proxy solicitor firm, Phoenix Advisory Partners, toll-free,
1-(___)-___-____, __:00 a.m. to __:00 p.m.

You do not need your Proxy Card in order to vote.

If you are unsure whether you voted already, please call.  Your vote will not be counted twice!

YOUR BOARD OF DIRECTORS ASKS THAT YOU VOTE
“FOR” THE PLAN OF CONVERSION AND
REORGANIZATION.

THANK YOU!

MALVERN FEDERAL SAVINGS BANK [LOGO]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock.  The offer is made only by the Prospectus.  Common stock shares are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

BANK STATEMENT VOTE REMINDER NOTICE - (Optional)

You may have received a large white envelope containing Proxy Card(s) to be used to vote on our organization’s Plan of Conversion and Reorganization.  If you received Proxy Card(s), but have not voted, please do so.  If you have questions about voting, call our Information Center, toll-free, at 1-(877) ___-____, Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time.

BANK WEBSITE VOTE REMINDER NOTICE – (Optional)

HAVE YOU VOTED YET?
YOUR VOTE IS IMPORTANT!

Our eligible shareholders (as of ______________, 2012) and eligible customers (as of _____________, 2012) were mailed Proxy Card(s) and other materials requesting them to cast votes regarding Malvern Federal Savings Bank’s Plan of Conversion of Reorganization.

If you received Proxy Cards, please vote by mail or by following the telephone or Internet voting instructions on the Proxy Card(s).  We hope that you will vote “FOR” the Plan of Conversion and Reorganization.  If you have questions about voting, please call our Information Center, toll-free, at 1-(877) ___-____, Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time.

BANK WEBSITE VOTING LINK – (Optional)

HAVE YOU VOTED YET?

Our eligible shareholders (as of ________) and customers (as of ________) were mailed Proxy Card(s) and other materials requesting them to cast vote(s) regarding Malvern Federal Savings Bank’s Plan of Conversion and Reorganization.  If you have not yet voted, a quick way to do so is to click on “Vote Now”.  This will lead you to links to voting sites maintained by our independent proxy solicitor firm.

VOTE NOW (click here)

Thank you for taking a few minutes to cast your vote online.  Have your Proxy Card in hand so that you can enter online the 14 digit control number printed on your Proxy Card.

CUSTOMERS: Follow this link to enter your Proxy Card control number and cast your vote. [Put hyperlink here]

SHAREHOLDERS: Follow this link to enter your Proxy Card control number and cast your vote. [Put hyperlink here]

RECORDED MESSAGE TO HIGH VOTE CUSTOMERS
(this automatic dial message, meant to encourage customers to open offering/proxy packages, will be used one time - right after the initial packages are mailed)

“Hello - This is Ronald Anderson, President and CEO of Malvern Federal Savings Bank, calling with a quick message. Within the next few days, expect to receive from us a package or packages asking you to vote on an item of importance to our bank and our valued customers. Please help us by opening the package and voting PROMPTLY. The materials will include a phone number if you have questions.  Next week, you may receive a phone call from one of our agents.  Feel free to ask questions. Thank you for voting.  We appreciate your business and look forward to continuing to serve you as a customer of Malvern Federal Savings Bank.”

 COMMUNITY MEETING NEWSPAPER ADVERTISEMENT – (Optional)
[Ads may be appropriate for some, not all, market areas.]

[MALVERN BANCORP, INC. LOGO]
Proposed Holding Company for Malvern Federal Savings Bank

UP TO 3,162,500 SHARES
COMMON STOCK

$10.00 Per Share
Purchase Price

Malvern Bancorp, Inc. is conducting an offering of its common stock.  Shares may be purchased directly from Malvern Bancorp, Inc. without sales commissions, during the offering period.

You Are Cordially Invited….

To an informational meeting to learn about the offering of Malvern Bancorp, Inc. common stock and the business of Malvern Federal Savings Bank.

[DATE]

_:00 p.m.
[Location]
[Street]
[City]

To make a reservation or to receive a copy of the Prospectus and Stock Order Form, call our Stock Information Center, toll-free, at 1-(877) ___-____, from 10:00 a.m. to 4:00 p.m., Monday through Friday.
The Stock Information Center is closed on weekends and bank holidays.

THIS OFFERING EXPIRES AT 2:00 P.M. EASTERN TIME, ON _______, 2012.

This advertisement is neither an offer to sell nor a solicitation of an offer to buy common stock.  The offer is made only by the Prospectus.  These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

LOCAL NEWSPAPER TOMBSTONE ADVERTISEMENT – (Optional)
[Ads may be appropriate for some, not all, market areas.]

[MALVERN BANCORP, INC. LOGO]
Proposed Holding Company for Malvern Federal Savings Bank

UP TO 3,162,500 SHARES
COMMON STOCK

$10.00 Per Share
Purchase Price

Malvern Bancorp, Inc. is conducting an offering of its common stock.  Shares may be purchased directly from Malvern Bancorp, Inc. without sales commissions, during the offering period.

This offering expires at 2:00 p.m. on _______ __, 2012.

To receive a copy of the Prospectus and Stock Order Form,
call our Stock Information Center, toll-free, at 1-(877) ___-____, from 10:00 a.m. to 4:00 p.m. Monday through Friday.
Our Stock Information Center is closed on weekends and bank holidays.

This advertisement is neither an offer to sell nor a solicitation of an offer to buy shares of common stock.  The offer is made only by the Prospectus.  These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.